Exhibit 4.24

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 5th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

Unimos Microelectronics (Shanghai) Co., Ltd.

The 5th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

WHEREAS, Tibet Unigroup Guowei Investment Co., Ltd., ChipMOS TECHNOLOGIES (BVI) LTD., Accretech (China) Co., Ltd., Chao-Jung Tsai, Shih-Jye Cheng, Shanghai Zuzhu Business Consulting Partnership (Limited Partnership), Shou-Kang Chen, David W. Wang, and Gongqingcheng Changhou Hong Xin Investment Management Partnership (Limited Partnership) made and executed the “AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE” and the supplemental agreements thereof (hereinafter collectively referred to as “JV Agreement”) respectively on November 30, 2016, April 10, 2017, November 28, 2017, August 1, 2018 and December 29, 2018, for the matter of joint venture of Unimos Microelectronics (Shanghai) Co., Ltd. (“Unimos Shanghai” or the “Company”);

WHEREAS, on January 18, 2019, the initial shareholder of the Company, Gongqingcheng Changhou Hong Xin Investment Management Partnership (Limited Partnership), signed an “Equity Interest Transfer Agreement” with Beijing Unis Memory Technology Co., Ltd., and transferred all the equity of the Company it held thereto accordingly.

NOW, THEREFORE, in consideration of the mutual premises contained herein, the Parties hereto agree to this supplemental agreement for the JV Agreement (“this Agreement”) through good faith negotiations on Feburary 1, 2019 as follows:

Article 1.

Section 2.3 of the JV Agreement (Investor C) shall be amended as:

2.3.1.

Accretech (China) Co., Ltd. (“Accretech”), a limited company duly organized and existing under laws of the People’s Republic of China, with its registered office at Underground Floor, No. 118, Fu Te North Road, China (Shanghai) Pilot Free Trade Zone, and its legal representative on the execution date of the Articles of Incorporation being:

Name: Yoshida Hitoshi

Title: Chairman

Nationality: Japan

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 5th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

2.3.2.	Chao-Jung Tsai, a citizen of Taiwan region, and whose Taiwan ID number is , and whose residence is at 11F., No. 601, Mingshui Rd., Zhongshan Dist., Taipei City;

2.3.3.	Shih-Jye Cheng, a citizen of Taiwan region, and whose Taiwan ID number is , and whose residence is at No. 27-16, Aly. 10, Ln. 81, Guanghua 2nd St., Hsinchu City;

2.3.4.

Shanghai Zuzhu Business Consulting Partnership (Limited Partnership) (“Shanghai Zuzhu”), a limited partnership duly organized and existing under laws of the People’s Republic of China, with its registered office at Room 170, Area 0, Floor 1, Building 2, No. 1218, Xinda Road, Qingpu District, Shanghai, and its legal representative on the execution date of the Articles of Incorporation being:

Name: ChipMOS TECHNOLOGIES (BVI) LTD. (Representative: Lien-Fa Chou)

Title: Managing Partner

Nationality: British Virgin Islands

2.3.5.	Shou-Kang Chen, a citizen of Taiwan region, and whose Taiwan ID number is , and whose residence is at No. 2, Ln. 188, Yuping Rd., Neighborhood 13, Wensheng Vil., East Dist., Tainan City; and

2.3.6.	David W. Wang, a citizen of Taiwan region, and whose Taiwan ID number is , and whose residence is at 9F.-1, No. 6, Dashun 3rd Rd., Xinshi Dist., Tainan City.

Article 2.

Provided that the capital contribution is completed, Section 5.3 of the JV Agreement shall be amended as:

Capital Contribution of the Parties and Shareholding Percentage

The capital contribution and shareholding percentage for the registered capital of the Company by each Party are as follows (amounts in RMB):

Shareholder	Total Capital Contribution	Shareholding Percentage
Investor A	1,234,421,718	50.0000%
ChipMOS BVI	1,111,576,624	45.0242%
Accretech	34,964,934	1.4162%
Chao-Jung Tsai	33,187,500	1.3443%
Shih-Jye Cheng	27,656,250	1.1202%
Shanghai Zuzhu	23,208,948	0.9401%
Shou-Kang Chen	3,062,100	0.1240%
David W. Wang	765,525	0.0310%

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 5th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

In the event that one Party contributes capital by foreign currency, the exchange rate applicable to the capital contribution shall be the central exchange rate as announced by the People’s Bank of China on the date of its capital contribution (Medial Rate).

Article 3. Miscellaneous

3.1	Terms that are not defined, however used in this Agreement, shall have the same meaning as those given in the JV Agreement.

3.2

In the event that this Agreement is inconsistent with the JV Agreement, this Agreement shall prevail. Matters that are not specified in this Agreement shall be addressed in accordance with the JV Agreement.

3.3

This Agreement may be modified or amended only by a written and signed agreement of the Parties. No waiver by any Party of one or more rights under this Agreement shall be recognized as a waiver of any other right hereunder, nor shall such waiver be regarded as a waiver of the same right in any other circumstances.

3.4

In case of a disputed provision, the remaining provisions of this Agreement shall remain in full force and effect during the dispute. If any provision of this Agreement is deemed unenforceable or invalid, the remaining provisions of this Agreement shall remain in full force and effect.

3.5	This Agreement shall become effective upon being signed and chopped by the Parties.

3.6	This Agreement can be executed in as many originals as needed, while each original shall have the same legal effect, and each Party shall retain no less than one (1) original.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 5th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Beijing Unis Memory Technology Co., Ltd.
(Seal)

Signature:
Name: Dao-Jie Ma
Title: Legal Representative

Date: , 2019

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 5th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

ChipMOS TECHNOLOGIES (BVI) LTD.
(Seal)

Signature:
Name: Lien-Fa Chou
Title: Chairman

Date: , 2019

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 5th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Accretech (China) Co., Ltd.
(Seal)

Signature:
Name: Hao Chen
Title: Director/ General Manager

Date: , 2019

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 5th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Chao-Jung Tsai

Signature:

Date: , 2019

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 5th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Shih-Jye Cheng

Signature:

Date: , 2019

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 5th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Shanghai Zuzhu Business Consulting Partnership (Limited Partnership)

(Seal)

Signature:
Name: Lien-Fa Chou
Title: Representative of the Managing Partner

Date: , 2019

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 5th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

Shou-Kang Chen

Signature:

Date: , 2019

(Translation, for reference only)

Unimos Microelectronics (Shanghai) Co., Ltd.

The 5th Supplemental Agreement for

AGREEMENT FOR SINO-FOREIGN EQUITY JOINT VENTURE

[Signature Pages]

David W. Wang

Signature:

Date: , 2019